McGladrey & Pullen, LLP
                      -----------------------
              Certified Public Accountant and Consultants


To the Board of Directors
GFS Bancorp, Inc.
Grinnell, Iowa



We consent to the incorporation by reference in the GFS Bancorp, Inc. Registration Statement on Form S-8 of GFS Bancorp, Inc., pertaining to the GFS Bancorp, Inc. 1997 Stock Option and Incentive Plan, of our report dated July 30, 1997, which appears in the annual report on Form 10-KSB of GFS Bancorp, Inc. and subsidiaries for the year ended June 30, 1997.



                             McGladrey & Pullen, LLP

Des Moines, Iowa
September 26, 1997